UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 7, 2009
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey	08520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 7, 2009, NexMed, Inc. (the “Company”) announced the termination of its License Agreement, dated September 13, 2005 (the “License Agreement”), among the Company, NexMed International Limited, a wholly-owned subsidiary of the Company (“NexMed International”), and Novartis International Pharmaceutical Ltd. (“Novartis”), in accordance with a Termination Agreement, dated July 7, 2009 (the “Termination Agreement”), by and among the Company, NexMed International and Novartis.  As previously disclosed by the Company, the License Agreement provided for the Company’s grant of an exclusive worldwide license to Novartis of its proprietary NM100060 nail lacquer treatment for onychomycosis, commonly known as nail fungus, including certain patent rights and know-how related thereto (collectively, the “Technology”).

Pursuant to the Termination Agreement, Novartis will endeavor to provide to the Company reports associated with the Phase III clinical trials conducted with respect to the Technology within 30 days of the Company’s request.  Novartis will also provide assistance and support to the Company in connection with Novartis’s assignment, transfer and delivery to the Company of all know-how and data relating to the Technology in accordance with the terms of the License Agreement.

In consideration of such assistance and support, the Company will pay to Novartis 15% of any upfront and/or milestone payments that it receives from any future third party licensee of the Technology, as well as a royalty fee ranging from 2.8% to 6.5% of annual net sales of products developed from the Technology (collectively, “Products”), with such royalty fee varying based on volume of such annual net sales.  In the event that the Company, or a substantial part of its assets, is sold, the Company will pay to Novartis 15% of any upfront and/or milestone payments received by the Company or its successor relating to the Technology or the Products, as well as a royalty fee ranging from 3% to 6.5% of annual net sales of any Products, with such royalty fee varying based on volume of such annual net sales.  If the acquirer makes no upfront or milestone payments, the royalty fees payable to Novartis will range from 4% to 6.5% of annual net sales of any Products.

For further information, please refer to the press release of the Company, dated July 7, 2009, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

Reference is hereby made to the press release of the Company, dated July 7, 2009, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release issued by NexMed, Inc., dated July 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and Chief Financial Officer

Date: July 7, 2009